Pangaea Logistics Solutions Ltd. Reports Financial Results for the
Three Months and Year Ended December 31, 2024

NEWPORT, RI - March 13, 2025 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months and year ended December 31, 2024.
FOURTH QUARTER 2024 RESULTS

•Net income attributable to Pangaea Logistics Solutions Ltd. of $8.4 million, or $0.18 per diluted share
•Adjusted net income attributable to Pangaea Logistics Solutions Ltd. of $7.6 million, or $0.16 per diluted share
•Operating cash flow of $19.3 million
•Adjusted EBITDA of $23.2 million
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $15,942 per day
•Pangaea’s TCE rates exceeded the average Baltic Panamax and Supramax indices by 48%
•Completed previously announced acquisition of fifteen handy-size dry bulk vessels from Strategic Shipping Inc. (“SSI”)

FULL YEAR 2024 RESULTS
•Net income attributable to Pangaea Logistics Solutions Ltd. of $28.9 million, or $0.63 per diluted share
•Adjusted Net Income attributable to Pangaea Logistics Solutions Ltd. of $29.9 million, or $0.65 per diluted share
•Operating cash flow of $65.7 million
•Adjusted EBITDA of $83.0 million
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $16,485 per day
•Pangaea’s TCE rates exceeded the average Baltic Panamax and Supramax indices by 24%

For the three months ended December 31, 2024, Pangaea reported non-GAAP adjusted net income of $7.6 million, or $0.16 per diluted share, on total revenue of $147.2 million. Fourth quarter TCE rates decreased 10% on a year-over-year basis, while total shipping days, which include both voyage and time charter days, increased 17% to 4,800 days, when compared to the year-ago period.

The TCE earned was $15,942 per day for the three months ended December 31, 2024, compared to an average of $17,685 per day for the same period in 2023. During the fourth quarter ended December 31, 2024, the Company’s average TCE rate exceeded the benchmark average Baltic Panamax and Supramax indices by 48%, supported by Pangaea’s long-term contracts of affreightment ("COAs"), specialized fleet, and cargo-focused strategy.

Total Adjusted EBITDA grew by 18% year-over-year to $23.2 million in the fourth quarter of 2024. The Adjusted EBITDA margin improved to 16.4%, up from 14.9% in the same period of the prior year. The increase was primarily driven by a 17% rise in shipping days, partially offset by the impact of lower market rates when compared to the prior year period.

For the full year ended December 31, 2024, Pangaea reported non-GAAP adjusted net income of $29.9 million or $0.65 per diluted share, on total revenues of $536.5 million. Adjusted EBITDA was $83.0 million for the full year 2024, reflecting an adjusted EBITDA margin of 15.6%, compared to 16.0% for the full year 2023. Full year TCE rates increased 4.0% on a year-over-year basis in 2024, while total shipping days increased 4.2% to 17,407 when compared to 2023. The Company’s average TCE rate during 2024 exceeded the benchmark average Baltic Panamax and Supramax indices by approximately 24%, supported by Pangaea’s specialized fleet of ice-class vessels, long-term COAs, and cargo-focused strategies.

As of December 31, 2024, the Company had $86.8 million in cash and cash equivalents. Total debt, including financing obligations and finance lease liabilities, was $401.8 million, reflecting the acquisition of fifteen handy-size dry bulk vessels from SSI on December 30, 2024. Under the terms of the transaction, the Company issued approximately 18.06 million shares of its common stock to SSI and assumed $100 million of vessel related financing agreements. During the fourth quarter, the Company also purchased the remaining 50% equity ownership of its consolidated subsidiary, Nordic Bulk Partners LLC, for $19.0 million in cash.

The Company paid $18.7 million in total cash dividends during the full-year 2024, including $4.8 million in the fourth quarter, consistent with its strategic focus on a consistent and sustainable return of capital program.

MANAGEMENT COMMENTARY

“Our fourth quarter performance was a strong finish to a transformational year for Pangaea, one in which our strong base of long-term contracts and premium-rate model supported a greater than 18% year-over-year increase in Adjusted EBITDA, despite pronounced softness in the broader dry bulk market,” stated Mark Filanowski, Chief Executive Officer of Pangaea Logistics Solutions. “Our differentiated cargo-focused strategy and leading market share across global ice-class trades has enabled us to drive continued TCE rate out performance versus the broader market, culminating in significant growth in fourth quarter profitability.”

“During the fourth quarter, we successfully completed our previously announced merger with Strategic Shipping’s (SSI) fleet of fifteen handy-sized dry bulk vessels,” continued Filanowski. “This complementary transaction will allow us to expand our business into the handy-sized segment of the market, while also leveraging these smaller vessels to grow our stevedoring and terminal services offerings. With an owned fleet of 41 vessels, supplemented by our short term chartered-in fleet, we’re in a strong position to materially expand our logistics and terminal services across a broader footprint of high-traffic ports, consistent with our strategic focus. To that end, in 2024, we opened new terminal servicing operations in both Texas and Louisiana, while expanding our scope of services in Tampa, Florida.”

“Entering 2025, slowing global demand growth and recent policy actions have contributed to uncertainty within the dry-bulk market,” continued Filanowski. “While this uncertainty may have an inflationary impact on TCE rates, it also has the potential to lead to disruptions in the global flow of goods, leading us to remain agile across our trade networks. First quarter 2025 to-date, we’ve performed 4,982 shipping days, while generating a TCE rate of $11,412 per day.”

“With the added scale afforded by the SSI transaction, Pangaea is uniquely positioned to drive a combination of expanded commercial growth, improved economies of scale and above-market TCE rate realization in the year ahead, while continuing to prioritize selective investments in our fleet, expanded logistics operations in strategic ports, and our stable cash dividend,” concluded Filanowski.

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets that drive premium returns measured in time charter equivalent per day.

Leverage integrated shipping and logistics model. In addition to operating the largest high ice class dry bulk fleet of Panamax and post-Panamax vessels globally, Pangaea also performs stevedoring services, together with port and terminal operations capabilities. Following the completion of the SSI acquisition, the Company is focused on leveraging its handy sized vessels to complement and expand its terminal services and stevedoring operations. The Company continues to make progress in expanding its terminal operations in the Port of Tampa, which is on track to be complete in the second half of 2025.

Continue to drive strong fleet utilization. In the fourth quarter, Pangaea's 26 owned vessels were fully utilized and supplemented with an average of 26 chartered-in vessels to support cargo and COA commitments. With the completion of the SSI fleet merger at the end of the fourth quarter, the Company’s owned fleet grew to 41 vessels. Pangaea’s expanded operating fleet of 62 vessels enables the Company to dynamically meet the evolving needs of its customers while maximizing its owned fleet utilization.

Continue to upgrade fleet, while divesting older, non-core assets. The Company’s recent fleet merger with SSI maintains the average age of the fleet to 10 years and further improves the Company’s ability to maximize TCE rates through optimal asset utilization. Going forward, the Company will continue to selectively invest in its fleet with the purpose of maximizing TCE rates, meeting evolving regulatory requirements and supporting client cargo needs on an on-demand basis.

FOURTH QUARTER 2024 CONFERENCE CALL
The Company’s management team will host a conference call to review the Company's financial results, discuss recent events and conduct a question-and-answer session on Friday, March 14, 2025 at 8:00 a.m., Eastern Time (ET). Accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/.

To participate in the live teleconference:

Domestic Live: 1-800-579-2543
International Live: 1-785-424-1789
Conference ID: PANLQ424

To listen to a replay of the teleconference, which will be available through March 21, 2024:

Domestic Replay: 1-800-723-0532
International Replay: 1-402-220-2655

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
Revenues:
Voyage revenue	$137,600,720	$122,280,728	$494,106,763	$468,580,914
Charter revenue	6,588,091	7,078,975	30,326,291	23,715,895
Terminal & stevedore revenue	2,985,966	2,517,214	12,103,192	6,971,025
Total revenue	147,174,777	131,876,917	536,536,246	499,267,834

Expenses:
Voyage expense	67,673,501	57,085,198	237,478,669	227,434,670
Charter hire expense	34,424,625	33,850,149	130,763,801	111,033,537
Vessel operating expenses	14,253,734	14,713,363	55,543,547	55,783,562
Terminal & stevedore expenses	1,974,466	1,916,707	9,299,425	5,809,025
General and administrative	6,276,913	5,665,924	24,626,469	22,780,937
Depreciation and amortization	7,766,490	7,524,045	30,375,721	30,070,395
Loss on sale of vessels	—	566,315	—	1,738,511
Total expenses	132,369,729	121,321,701	488,087,632	454,650,637

Income from operations	14,805,048	10,555,216	48,448,614	44,617,197

Other (expense) income:
Interest expense	(4,707,570)	(4,300,627)	(17,073,184)	(17,025,547)
Interest income	588,268	704,220	3,022,593	3,572,134
Loss (income) attributable to Non-controlling interest recorded as long-term liability interest expense	(2,682,192)	565,648	(3,103,018)	(462,150)
Unrealized gain (loss) on derivative instruments	851,346	(5,685,406)	(953,042)	(2,925,347)
Other income	198,337	338,849	1,427,530	761,485
Total other expense, net	(5,751,811)	(8,377,316)	(16,679,121)	(16,079,425)

Net income	9,053,237	2,177,900	31,769,493	28,537,772
Income attributable to noncontrolling interests	(617,845)	(1,041,698)	(2,866,110)	(2,214,472)
Net income attributable to Pangaea Logistics Solutions Ltd.	$8,435,392	$1,136,202	$28,903,383	$26,323,300

Earnings per common share:
Basic	$0.18	$0.03	$0.64	$0.59
Diluted	$0.18	$0.03	$0.63	$0.58

Weighted average shares used to compute earnings per common share
Basic	45,792,112	44,815,282	45,391,855	44,773,899
Diluted	46,527,775	45,392,225	46,046,044	45,475,453

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$86,805,470	$99,037,866
Accounts receivable (net of allowance of $5,492,901 and $5,657,837 at December 31, 2024 and 2023, respectively)	42,370,830	47,891,501
Inventories	32,848,241	16,556,266
Advance hire, prepaid expenses and other current assets	29,969,352	28,340,246
Total current assets	191,993,893	191,825,879

Fixed assets, at cost, net of accumulated depreciation of $151,951,990 and $127,015,253, at December 31, 2024 and 2023, respectively	707,826,328	474,265,171
Finance lease right of use assets, at cost, net of accumulated depreciation of $10,697,881 and $10,539,384 at December 31, 2024 and 2023, respectively	28,771,531	30,393,823
Goodwill	3,104,800	3,104,800
Other Non-current Assets	4,760,529	5,590,295
Total assets	$936,457,081	$705,179,968

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$46,581,567	$34,346,202
Related party payable	1,181,015	1,490,060
Deferred revenue	15,447,488	15,629,886
Current portion of long-term debt	16,576,195	30,751,726
Current portion of financing obligations	25,267,105	18,980,512
Current portion of finance lease liabilities	2,843,750	2,989,612
Dividends payable	1,210,991	1,146,321
Total current liabilities	109,108,111	105,334,319

Secured long-term debt, net	112,720,545	68,446,309
Financing Obligations, net	229,529,792	130,037,711
Finance lease liabilities, net	10,434,298	13,229,156
Long-term liabilities - other	—	17,936,540

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 64,961,433 and 46,466,622 shares issued and outstanding at December 31, 2024 and 2023, respectively	6,498	4,648
Additional paid-in capital	258,659,972	164,854,546
Retained Earnings	169,155,149	159,026,799
Total Pangaea Logistics Solutions Ltd. equity	427,821,619	323,885,993
Non-controlling interests	46,842,716	46,309,940
Total stockholders' equity	474,664,335	370,195,933
Total liabilities and stockholders' equity	$936,457,081	$705,179,968

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Years ended December 31,
	2024	2024
Operating activities
Net income	$31,769,493	$28,537,772
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	30,375,721	30,070,395
Amortization of deferred financing costs	1,033,735	946,593
Amortization of prepaid rent	121,865	121,532
Unrealized loss on derivative instruments	953,042	2,925,347
Income from equity method investee	(1,709,593)	(684,470)
Earnings attributable to non-controlling interest recorded as interest expense	3,103,018	462,150
Provision for doubtful accounts	1,835,064	2,938,879
Loss on sales of vessels	—	1,738,511
Drydocking costs	(6,202,093)	(4,154,283)
Share-based compensation	2,788,190	2,087,807
Change in operating assets and liabilities:
Accounts receivable	3,685,607	(14,075,231)
Inventories	(11,030,458)	12,548,170
Advance hire, prepaid expenses and other current assets	(2,688,870)	(342,776)
Accounts payable, accrued expenses, other current liabilities and related party payable	11,839,070	(4,079,047)
Deferred revenue	(182,398)	(5,254,072)
Net cash provided by operating activities	65,691,393	53,787,277

Investing activities
Purchase of vessels and vessel improvements	(69,264,985)	(27,264,044)
Proceeds from sale of vessels	—	17,271,489
Acquisitions, net of cash acquired	—	(7,200,000)
Purchase of equipment and internal use software	(167,481)	—
Contributions to non-consolidated subsidiaries	(171,699)	(427,270)
Dividends received from equity method investments	1,910,000	1,637,500
Net cash used in investing activities	(67,694,165)	(15,982,325)

Financing activities
Proceeds from long-term debt	64,150,000	—
Payments of financing and issuance costs	(2,043,785)	—
Payments of long-term debt	(33,082,460)	(15,782,528)
Proceeds from financing obligations	25,000,000	—
Payments on financing obligations	(19,180,510)	(11,295,522)
Payments of finance leases	(2,989,613)	(8,942,609)
Dividends paid to non-controlling interests	(2,333,334)	(10,400,000)
Common stock accrued dividends paid	(18,710,364)	(18,103,750)
Cash paid for incentive compensation shares relinquished	—	(127,283)
Payments to non-controlling interest recorded as long-term liability	(21,039,558)	(2,500,000)
Net cash used in financing activities	(10,229,624)	(67,151,692)

Net (decrease) increase in cash and cash equivalents	(12,232,396)	(29,346,740)
Cash and cash equivalents at beginning of period	99,037,866	128,384,606
Cash and cash equivalents at end of period	$86,805,470	$99,037,866

Supplemental cash flow items:
Cash paid for interest	$17,983,252	$18,850,078
Acquisition of Strategic Shipping Inc. through issuance of 18,059,342 shares of common stock, with a value of $91,019,086, as non-cash consideration.	$91,019,086	$—
Fair value of loans and lease liabilities (ASC 842) assumed	$100,049,292	$—

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Transportation and Service Revenue
Gross Profit	$21,156,847	$16,877,815	$73,184,997	$69,246,559
Add:
Transportation and service depreciation and amortization	7,691,604	7,433,685	30,265,807	29,960,481
Net transportation and service revenue	$28,848,451	$24,311,500	$103,450,804	$99,207,040

Adjusted EBITDA
Net Income	$9,053,237	$2,177,900	$31,769,493	$28,537,772
Interest expense, net	4,119,302	3,596,407	14,050,591	13,453,413
Income (loss) attributable to Non-controlling interest recorded as long-term liability interest expense	2,682,192	(565,648)	3,103,018	462,150
Depreciation and amortization	7,766,490	7,524,045	30,375,721	30,070,395
EBITDA	23,621,221	12,732,704	79,298,823	72,523,730
Non-GAAP Adjustments:
Loss on sale of vessels	—	566,315	—	1,738,511
Share-based compensation	475,005	694,293	2,788,190	2,087,807
Unrealized (gain) loss on derivative instruments, net	(851,346)	5,685,406	953,042	2,925,347
Other non-recurring items	—	3,195	—	448,373
Adjusted EBITDA	$23,244,880	$19,681,913	$83,040,055	$79,723,768

Earnings Per Common Share
Net income attributable to Pangaea Logistics Solutions Ltd.	$8,435,392	$1,136,202	$28,903,383	$26,323,300

Weighted average number of common shares - basic	45,792,112	44,815,282	45,391,855	44,773,899
Weighted average number of common shares - diluted	46,527,775	45,392,225	46,046,044	45,475,453

Earnings per common share - basic	$0.18	$0.03	$0.64	$0.59
Earnings per common share - diluted	$0.18	$0.03	$0.63	$0.58

Adjusted EPS
Net income attributable to Pangaea Logistics Solutions Ltd.	$8,435,392	$1,136,202	$28,903,383	$26,323,300
Non-GAAP
Add:
Loss on sale of vessels	—	566,315	—	1,738,511
Unrealized (gain) loss on derivative instruments, net	(851,346)	5,685,406	953,042	2,925,347
Other non-recurring items	—	3,195	—	448,373
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$7,584,046	$7,391,118	$29,856,425	$31,435,531

Weighted average number of common shares - basic	45,792,112	44,815,282	45,391,855	44,773,899
Weighted average number of common shares - diluted	46,527,775	45,392,225	46,046,044	45,475,453

Adjusted EPS - basic	$0.17	$0.16	$0.66	$0.70
Adjusted EPS - diluted	$0.16	$0.16	$0.65	$0.69

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue, non-GAAP adjusted EBITDA and non-GAAP Adjusted EPS. These are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, income taxes, depreciation and amortization, loss on sale and leaseback of vessels, share-based compensation and other non-operating income and/or expense, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) and its subsidiaries (collectively, “Pangaea” or the “Company”) provides seaborne drybulk logistics and transportation services as well as terminal and stevedoring services. Pangaea utilizes its logistics expertise to service a broad base of industrial customers who require the transportation of a wide variety of drybulk cargoes, including grains, coal, iron ore, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite and limestone. The Company addresses the logistics needs of its customers by undertaking a comprehensive set of services and activities, including cargo loading, cargo discharge, port and terminal operations, vessel chartering, voyage planning, and vessel technical management. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Noel Ryan or Stefan Neely
Chief Financial Officer
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.